EXHIBIT (21 )


                               Ethika Corporation
                                    Form 10K
                            List of Subsidiaries At
                               December 31, 1998


 Name:                                  Percent of Ownership
 -----                                  --------------------

Text Retrieval Systems, Inc.                  100%
200 Executive Way
Ponte Vedra Beach, Florida  32082

Compass Data Systems, Inc.                    100%
967 East Murray Holladay Road
Salt Lake City, Utah 84117

Legislative Information Systems, Inc.         100%
7535 Little River Turnpike
Suite 210
Annandale, Virginia 22003